Form N-SAR, Sub-Item 77D
Policies with respect to security investments


NUVEEN TACTICAL MARKET OPPORTUNITIES FUND, a series of Nuveen Investment Funds, Inc.

811-05309




On December 14, 2012, notification of the above-referenced Funds changes in investment policy was filed as a 497 (supplement) to the Funds prospectus. A copy of the supplement is contained in the Form 497 filing on December 14, 2012, accession number 0001193125-12-502696 and is herein incorporated by reference as an exhibit to the Sub-Item 77D of Form N-SAR.